Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-259344) pertaining to the Sharecare, Inc. 2021 Omnibus Incentive Plan,
2.Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 on Form S-3 No. 333-259333) and related Prospectus of Sharecare, Inc.;

of our report dated March 30, 2023, with respect to the consolidated financial statements of Sharecare, Inc., included in this Annual Report (Form 10-K) of Sharecare, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Atlanta, Georgia
March 30, 2023